UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 30, 2007, RAIT Financial Trust, or RAIT, informed its trustees and executive officers that the ability to sell or otherwise transfer an interest in RAIT common shares held in the RAIT Investment Trust 401(k) Profit Sharing Plan, or the current RAIT 401(k) plan, was being temporarily suspended for a period, or the blackout period, expected to begin December 31, 2007 and expected to end during the week ending January 19, 2008 and that during the blackout period they cannot purchase, sell or otherwise acquire or transfer any RAIT common shares or derivative securities of RAIT common shares. A copy of the notice distributed to trustees and executive officers is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period. To obtain such information and for all other inquiries about the blackout period, please contact Andres Viroslav, Investor Relations, at RAIT Financial Trust, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104, telephone (215) 243-9000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit furnished as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

November 30, 2007	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Notice to Trustees and Executive Officers